Exhibit 32.2
Certification of Chief Financial Officer of
Cigna Corporation pursuant to 18 U.S.C. Section 1350
I certify that, to the best of my knowledge and belief, the Quarterly Report on Form 10-Q of Cigna Corporation for the fiscal period ending June 30, 2021 (the “Report”):
(1)complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Cigna Corporation.

/s/ Brian C. Evanko
Brian C. Evanko
Chief Financial Officer
August 5, 2021